UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2018

Voya Financial, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Voya Financial, Inc. (the “Company”) was held on May 30, 2018.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

Item 1 – Election of Directors: Our stockholders elected the following nine directors to each serve a one-year term expiring at our annual meeting in 2019. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

	For	Against	Abstentions	Broker Non-Votes
Lynne Biggar	146,654,961	1,682,994	208,091	6,672,795
Jane P. Chwick	148,008,289	328,539	209,218	6,672,795
Ruth Ann M. Gillis	148,141,455	193,757	210,834	6,672,795
J. Barry Griswell	146,493,116	1,841,037	211,893	6,672,795
Rodney O. Martin, Jr.	144,649,853	3,686,123	210,070	6,672,795
Byron H. Pollitt, Jr.	148,086,143	247,108	212,795	6,672,795
Joseph V. Tripodi	148,136,041	197,938	212,067	6,672,795
Deborah C. Wright	146,654,406	1,679,984	211,656	6,672,795
David Zwiener	146,710,168	1,622,278	213,600	6,672,795

Item 2 – Our stockholders approved, on an advisory basis, the compensation paid to the named executive officers.

For	Against	Abstentions	Broker Non-Votes
141,311,224	6,759,958	474,864	6,672,795

Item 3 – Our stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018.

For	Against	Abstentions
153,530,731	1,265,985	422,125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc. (Registrant)

By:	/s/ Jean Weng
Name:	Jean Weng
Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: May 31, 2018